Consent of Independent Accountants

          We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387)
          and Form S-3 (Nos. 33-50710, 33-50708 and 51311) of
          Shawmut National Corporation of our report dated August 10, 1993 relating to the consolidated financial statements of New Dartmouth Bank, which appears in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

          /s/ Price Waterhouse
          PRICE WATERHOUSE
          Boston, Massachusetts
          March 24, 1994